UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 16, 2016

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

Item 1.01. Entry into a Material Definitive Agreement

On December 16, 2016, LightPath Technologies, Inc. (the “Company,” “we,” “us,” or “our”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (“Roth Capital”), as the representative of the several underwriters identified therein (collectively, the “Underwriters”), relating to a firm commitment offering of 7,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $1.21 per share. Under the terms of the Underwriting Agreement, we also granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 1,000,000 shares of Common Stock to cover any over-allotments. The Underwriters have fully exercised this option.

After deducting underwriting discounts and commissions and estimated offering expenses, we expect to realize net proceeds of approximately $8.85 million, which includes the full exercise of the Underwriters’ over-allotment option. We intend to use the net proceeds from the offering to provide funds for a portion of the purchase price of our acquisition of ISP Optics Corporation payable in cash as well as to pay transaction expenses and other costs in connection with the acquisition. In the event that we have proceeds remaining after payment of the cash amount of the purchase price and associated transaction expenses and other costs, we intend to use the proceeds for general corporate purposes.

The offering of the shares of Common Stock is being made pursuant to our registration statement on Form S-1, as amended (Registration No. 333-213860), which the Securities and Exchange Commission declared effective on December 15, 2016, and the final prospectus dated December 16, 2016. The closing of the offering is scheduled for December 21, 2016.

The Underwriting Agreement contains customary representations, warranties, covenants, agreements, and indemnification, including for liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, we, each of our directors and executive officers, and one of our greater than 5% stockholders have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of our securities for a period of 120 days following the closing of the offering without the prior written consent of Roth Capital.

The foregoing description of the Underwriting Agreement is not complete and is qualified by reference to the complete document, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations, warranties, covenants, and agreements contained therein, were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Item 8.01. Other Events

On December 16, 2016, we issued a press release announcing that we priced our public offering of 7,000,000 shares of Common Stock, and an additional 1,000,000 shares of Common Stock to cover any over-allotments, of which the option to acquire 300,000 shares had been exercised at that time, at a public offering price of $1.21. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description of Exhibits
1.1*	Underwriting Agreement dated December 16, 2016, between LightPath Technologies, Inc. and Roth Capital Partners, LLC, as representative of the several underwriters.

99.1*	Press Release dated December 16, 2016

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: December 20, 2016	By:	/s/ Dorothy M. Cipolla

Dorothy M. Cipolla, Chief Financial Officer